UNITED STA TES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2014

Commission File Number    000-54745

STARFLICK.COM

(Exact name of registrant as specified in its charter)

Nevada

(State of incorporation)

1361 Peltier D rive

Point Roberts, Washington 98281

(Address of principal executive offices)

(360) 303-9500

(Registrant's telephone number)

Indicate by check  mark whether the issuer ( I ) has filed all reports required to be filed by Section  13 or 15(d) of the Exchange Act during the preceding  1 2 months (or for such shorter period  that the registrant  was  required  to file such reports) . and (2) has been  subject to such filing requirements for the last 90 days .   YES [X]  NO [    [

Indicate by check  mark  whether the registrant  has  submitted  electronically  and  posted  on  its corporate  Web site, if any, every  Interactive Data Fi le required to be submitted  and posted  pursuant to R ule 405 of Regulation  S-T (SS 232.405 of th is chapter) during the preceding  1 2 months

(or  for  such  shorter period  that the registrant  was required  to submit and post  such  files).    YES  I  ]

NO   [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non -accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated  filer, "accelerated filer," "non-accelerated  filer," and "smaller reporting company" in Rule  I 2b-2 of the Exchange Act. (Check one):

Large Accelerated Filer

[  ]

Non-accelerated Filer (Do not check if smalfer reporting company)

[  ]

Accelerated Filer

Smaller Reporting Company

[  ]

[X]

Ind icate by check mark whether the registrant is a shell company (as defined in Rule I 2b-2 of the Exchange Act).   YES [X]  NO  [  ]

APPLICABLE ONLY TO CORPORATE ISSUERS:

As of February 1 2, 201 4, there were 6,042,500 shares of the registrant's $0.00001 par value common stock issued and outstanding.

Item 8.01 Other Events.

On May 12, 2014, Starflick.Com  Inc, by means of a press release, announced that the board of directors had a proposal to subdivide the common shares of the company on a thirty- for one basis. The stock split is subject to regulatory approvals.

Item 9.01    Financial Statements and Exhibits.

 (c )Exhibits.

The following exhibit is furnished as pa rt of this report on Form 8-K :

99.1  Press release of Starflick.com announcing that the board of directors had approved a proposal to subdivide the common shares of the company on a thirty- for - one basis. The stock split is subject to regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARFLICK.COM

May 12, 2014

By: ./s/ Zoltan Nagy

Name:

Zoltan Nagy Title: President/CEO

Starflick.com Inc.

1361 Peltier Dr.

Point Roberts Wa 98281

NEWS RELEASE

Point Roberts Wa.. May/9/14--Starflick.com's board of directors today approved a proposal to subdivide the common shares of the company on a 30- for-one basis. The stock split is subject to regulatory approvals.

Starflick.com Inc (STFK) currently has 6,042,500 shares outstanding.

For further information contact:

Zoltan Nagy

President

604-783-9664